Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Higher Year-Over-Year

First Quarter Results

FedEx Express Announces 2014 Rate Increase

MEMPHIS, Tenn., September 18, 2013 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.53 per diluted share for the first quarter ended August 31, compared to $1.45 per share last year.

“Growth in overall demand for our broad global portfolio of solutions drove our improved first quarter results,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “FedEx Express remains focused on reducing costs while facing challenging global economic conditions. Meanwhile, FedEx Ground continues to generate strong profitability on growing customer demand for its services.”

First Quarter Results

FedEx Corp. reported the following consolidated results for the first quarter:

•	Revenue of $11.0 billion, up 2% from $10.8 billion the previous year

•	Operating income of $795 million, up 7% from $742 million last year

•	Operating margin of 7.2%, up from 6.9% the previous year

•	Net income of $489 million, up 7% from last year’s $459 million

Revenue and earnings increased during the quarter, driven by solid performance at each of the company’s transportation segments. Results include significant headwinds from the net year-over-year impact from the timing lag that exists between when fuel prices change and indexed fuel surcharges automatically adjust, as well as one fewer operating day.

Outlook

FedEx reaffirmed its forecast of full-year earnings per share growth of 7% to 13% from last year’s adjusted results. This outlook assumes the market outlook for fuel prices, U.S. GDP growth of 2.1% and world GDP growth of 2.6%. The capital spending forecast for fiscal 2014 remains $4 billion.

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“We remain confident in our full year earnings outlook despite tepid global economic growth,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “FedEx Express continued to execute on its profit improvement initiatives during our first quarter. We remain focused and are committed to FedEx Express achieving its $1.6 billion operating profit improvement target by the end of fiscal 2016.”

2014 Rate Increases

FedEx Express will increase shipping rates by an average of 3.9% for U.S. domestic, U.S. export and U.S. import services effective January 6, 2014. The FedEx Ground and FedEx SmartPost pricing changes for 2014 will be announced later this year. FedEx Freight implemented a 4.5% general rate increase on July 1, 2013.

Details of changes that will be made to FedEx Express surcharges can be found at fedex.com/us/2014rates.

FedEx Express Segment

For the first quarter, the FedEx Express segment reported:

•	Revenue of $6.61 billion, down slightly from last year’s $6.63 billion

•	Operating income of $236 million, up 14% from $207 million a year ago

•	Operating margin of 3.6%, up from 3.1% the previous year

Revenue decreased due to lower fuel surcharge revenue and one fewer operating day. U.S. domestic average daily package volume increased 1% while U.S. domestic revenue per package was essentially flat, as higher rate per pound and weight per package were offset by lower fuel surcharges. FedEx international export average daily volume grew 4% during the quarter, as FedEx International Economy grew 15% while FedEx International Priority slightly declined. International export revenue per package fell 4% primarily due to lower fuel surcharges, lower rates and the demand shift to lower-yielding international services.

Operating income and margin growth were constrained by the significant net negative impact of the fuel surcharge timing lag and one fewer operating day. Despite these constraints, operating results improved due to better base U.S. business performance and lower pension expenses. The continued modernization of the company’s aircraft fleet drove maintenance costs lower, partially offset by higher related depreciation expense.

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FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

•	Revenue of $2.73 billion, up 11% from last year’s $2.46 billion

•	Operating income of $468 million, up 5% from $445 million a year ago

•	Operating margin of 17.1%, down from 18.1% the previous year

FedEx Ground average daily volume grew 11% in the first quarter due to continued growth in both FedEx Home Delivery and commercial business services. Revenue per package increased 1% due to increased rates and higher residential surcharge revenue, partially offset by lower fuel surcharges. FedEx SmartPost average daily volume increased 26% primarily due to growth in e-commerce. FedEx SmartPost net revenue per package decreased 5% due to increased postage rates and lower fuel surcharges, partially offset by rate increases.

Operating income increased due to higher volume and revenue per package, partially offset by the net negative impact of fuel, increased network expansion costs and one fewer operating day. Operating margin decreased due to the net negative impact of fuel.

FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

•	Revenue of $1.42 billion, up 2% from last year’s $1.40 billion

•	Operating income of $91 million, up 1% from $90 million a year ago

•	Operating margin of 6.4%, unchanged from 6.4% the previous year

Less-than-truckload (LTL) yield increased 1% due to FedEx Freight Economy and FedEx Freight Priority base yield improvement. LTL weight per shipment grew 1% due to heavier FedEx Freight Priority, while LTL average daily shipments increased 1% due to FedEx Freight Economy.

Operating income improved due to higher weight per shipment, yield and average daily shipments, overcoming the impact of one fewer operating day.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $45 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter fiscal 2014 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 18 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, our ability to execute on our business realignment program, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2014

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31
	2013	2012	%
Revenue:
FedEx Express segment	$6,605	$6,632	—
FedEx Ground segment	2,730	2,462	11%
FedEx Freight segment	1,424	1,399	2%
FedEx Services segment	375	389	(4%)
Other & eliminations	(110)	(90)	22%

Total Revenue	11,024	10,792	2%

Operating Expenses:
Salaries and employee benefits	4,077	4,103	(1%)
Purchased transportation	1,879	1,680	12%
Rentals and landing fees	640	618	4%
Depreciation and amortization	639	573	12%
Fuel	1,104	1,138	(3%)
Maintenance and repairs	480	542	(11%)
Other	1,410	1,396	1%

Total Operating Expenses	10,229	10,050	2%

Operating Income:
FedEx Express segment	236	207	14%
FedEx Ground segment	468	445	5%
FedEx Freight segment	91	90	1%

Total Operating Income	795	742	7%

Other Income (Expense):
Interest, net	(27)	(10)	NM
Other, net	(2)	(5)	NM

Total Other Income (Expense)	(29)	(15)	NM

Income Before Income Taxes	766	727	5%

Provision for Income Taxes	277	268	3%

Net Income	$489	$459	7%

Diluted Earnings Per Share	$1.53	$1.45	6%

Weighted Average Common and Common Equivalent Shares	319	316	1%

Capital Expenditures	$572	$972	(41%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2014

(In millions)

	August 31, 2013 (Unaudited)	May 31, 2013
ASSETS

Current Assets
Cash and cash equivalents	$5,096	$4,917
Receivables, less allowances	4,990	5,044
Spare parts, supplies and fuel, less allowances	451	457
Deferred income taxes	604	533
Prepaid expenses and other	352	323

Total current assets	11,493	11,274

Property and Equipment, at Cost	38,167	38,109
Less accumulated depreciation and amortization	19,730	19,625

Net property and equipment	18,437	18,484

Other Long-Term Assets
Goodwill	2,712	2,755
Other assets	1,031	1,054

Total other long-term assets	3,743	3,809

	$33,673	$33,567

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$254	$251
Accrued salaries and employee benefits	1,366	1,688
Accounts payable	1,879	1,879
Accrued expenses	2,024	1,932

Total current liabilities	5,523	5,750

Long-Term Debt, Less Current Portion	2,739	2,739

Other Long-Term Liabilities
Deferred income taxes	1,820	1,652
Pension, postretirement healthcare and other benefit obligations	3,813	3,916
Self-insurance accruals	996	987
Deferred lease obligations	797	778
Deferred gains, principally related to aircraft transactions	221	227
Other liabilities	109	120

Total other long-term liabilities	7,756	7,680

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,696	2,668
Retained earnings	18,913	18,519
Accumulated other comprehensive loss	(3,857)	(3,820)
Treasury stock, at cost	(129)	(1)

Total common stockholders’ investment	17,655	17,398

	$33,673	$33,567

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2014

(In millions)

(Unaudited)

	Three Months Ended August 31
	2013	2012
Operating Activities:
Net income	$489	$459
Noncash charges:
Depreciation and amortization	639	573
Other, net	171	209
Changes in operating assets and liabilities, net	(370)	(338)

Net cash provided by operating activities	929	903

Investing Activities:
Capital expenditures	(572)	(972)
Business acquisitions, net of cash acquired	—	(483)
Proceeds from asset dispositions and other	10	12

Net cash used in investing activities	(562)	(1,443)

Financing Activities:
Principal payments on debt	—	(301)
Proceeds from debt issuance	—	991
Dividends paid	(48)	(44)
Purchase of treasury stock	(278)	(246)
Other, net	145	25

Net cash (used in) provided by financing activities	(181)	425

Effect of exchange rate changes on cash	(7)	15

Net increase (decrease) in cash and cash equivalents	179	(100)

Cash and cash equivalents at beginning of period	4,917	2,843

Cash and cash equivalents at end of period	$5,096	$2,743

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2013	2012	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,584	$1,604	(1%)
U.S. Overnight Envelope	419	430	(3%)

Total U.S. Overnight	2,003	2,034	(2%)
U.S. Deferred	729	702	4%

Total U.S. Package Revenue	2,732	2,736	—

International Priority	1,576	1,661	(5%)
International Economy	532	487	9%

Total International Export Package	2,108	2,148	(2%)
International Domestic[1]	345	309	12%

Total Package Revenue	5,185	5,193	—
Freight Revenue:
U.S.	624	610	2%
International Priority	388	439	(12%)
International Airfreight	54	74	(27%)

Total Freight Revenue	1,066	1,123	(5%)
Other Revenue[2]	354	316	12%

Total Express Revenue	$6,605	$6,632	—

Operating Expenses:
Salaries and employee benefits	2,440	2,473	(1%)
Purchased transportation	608	537	13%
Rentals and landing fees	421	415	1%
Depreciation and amortization	369	323	14%
Fuel	956	986	(3%)
Maintenance and repairs	307	372	(17%)
Intercompany charges	495	537	(8%)
Other	773	782	(1%)

Total Operating Expenses	6,369	6,425	(1%)

Operating Income	$236	$207	14%

Operating Margin	3.6%	3.1%	0.5	pts

1 -	International Domestic includes international intra-country express operations, including acquisitions in Poland (June 2012), France (July 2012) and Brazil (July 2012).
2 -	Includes FedEx Trade Networks and FedEx SupplyChain Systems.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2014

(Unaudited)

	Three Months Ended
	August 31
	2013	2012	%
PACKAGE STATISTICS[1]
Average Daily Package Volume (000s):
U.S. Overnight Box	1,112	1,092	2%
U.S. Overnight Envelope	563	575	(2%)

Total U.S. Overnight Package	1,675	1,667	—
U.S. Deferred	790	762	4%

Total U.S. Domestic Package	2,465	2,429	1%

International Priority	406	408	—
International Economy	165	143	15%

Total International Export Package	571	551	4%
International Domestic[2]	789	681	16%

Total Average Daily Packages	3,825	3,661	4%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.27	$22.59	(1%)
U.S. Overnight Envelope	11.61	11.51	1%

U.S. Overnight Composite	18.68	18.77	—
U.S. Deferred	14.42	14.17	2%

U.S. Domestic Composite	17.32	17.33	—

International Priority	60.65	62.68	(3%)
International Economy	50.41	52.17	(3%)

Total International Export Composite	57.70	59.94	(4%)
International Domestic[2]	6.84	7.00	(2%)

Composite Package Yield	$21.18	$21.82	(3%)

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,423	7,077	5%
International Priority	2,862	3,184	(10%)
International Airfreight	850	1,104	(23%)

Total Avg Daily Freight Pounds	11,135	11,365	(2%)

Revenue Per Freight Pound:
U.S.	$1.31	$1.33	(2%)
International Priority	2.12	2.12	—
International Airfreight	0.99	1.03	(4%)

Composite Freight Yield	$1.50	$1.52	(1%)

Operating Weekdays	64	65	(2%)

1 -	Package and freight statistics include only the operations of FedEx Express.
2 -	International Domestic includes international intra-country express operations, including acquisitions in Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2013	2012	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,506	$2,273	10%
FedEx SmartPost	224	189	19%

Total Revenues	2,730	2,462	11%

Operating Expenses:
Salaries and employee benefits	414	377	10%
Purchased transportation	1,064	946	12%
Rentals	92	74	24%
Depreciation and amortization	111	103	8%
Fuel	3	3	—
Maintenance and repairs	53	46	15%
Intercompany charges	285	262	9%
Other	240	206	17%

Total Operating Expenses	2,262	2,017	12%

Operating Income	$468	$445	5%

Operating Margin	17.1%	18.1%	(1.0	pts)

OPERATING STATISTICS

Operating Weekdays	64	65	(2%)

Average Daily Package Volume (000s)
FedEx Ground	4,313	3,898	11%
FedEx SmartPost	2,092	1,664	26%

Yield (Revenue Per Package)
FedEx Ground	$9.05	$8.94	1%
FedEx SmartPost	$1.67	$1.75	(5%)

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2013	2012	%
FINANCIAL HIGHLIGHTS

Revenue	$1,424	$1,399	2%

Operating Expenses:
Salaries and employee benefits	598	599	—
Purchased transportation	234	226	4%
Rentals	32	29	10%
Depreciation and amortization	57	53	8%
Fuel	145	148	(2%)
Maintenance and repairs	46	48	(4%)
Intercompany charges	121	111	9%
Other	100	95	5%

Total Operating Expenses	1,333	1,309	2%

Operating Income	$91	$90	1%

Operating Margin	6.4%	6.4%	—

OPERATING STATISTICS

LTL Operating Weekdays	64	65	(2%)

Average Daily LTL Shipments (000s)
Priority	61.1	61.4	—
Economy	27.6	26.6	4%

Total Average Daily LTL Shipments	88.7	88.0	1%

Weight Per LTL Shipment (lbs)
Priority	1,244	1,215	2%
Economy	993	999	(1%)

Composite Weight Per LTL Shipment	1,166	1,150	1%

LTL Yield (Revenue/CWT)
Priority	$17.88	$17.73	1%
Economy	25.84	25.33	2%

Composite LTL Yield	$19.99	$19.72	1%